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FOR IMMEDIATE RELEASE                             CONTACT:  Jim Bauer
                                                            Investor Relations
                                                            (678) 473-2647
                                                            jim.bauer@arrisi.com

               ARRIS FILES FORM 8-K ANNOUNCING AMENDMENT TO BANK
              CREDIT FACILITY PROVIDING NEW FINANCIAL FLEXIBILITY

DULUTH, GA. (OCTOBER 10, 2002) ARRIS (NASDAQ:ARRS) announced that the Company and its bankers, led by CIT, have reached agreement on an amendment to the Company's existing credit facility. Under the terms of the amendment which became effective as of September 30, 2002, the Company will now be able to use its existing cash reserves as well as the bank line of credit to redeem the outstanding convertible bonds. Specifically, under the conditions imposed by the amendment, ARRIS anticipates that it will be able to use approximately $50 million of cash on hand in 2002 to begin to redeem the approximately $99 million of outstanding convertible bonds. The Company is planning to redeem the balance of the remaining bonds during the second quarter of 2003. In order for the Company to use its cash or draw from the bank line of credit to redeem the remaining bonds, the Company must retain at least $25 million in cash and/or credit availability under the credit agreement and must meet other requirements of the amendment to the credit facility, which is part of the Form 8-K filed with the SEC today.

"We are very pleased that we have reached agreement with our banks to be able to use the considerable cash that we have generated from operations over the past year to begin to eliminate our convertible debt obligations that come due in 2003," said Bob Stanzione, ARRIS President & CEO.

The Company had previously disclosed that it had $53 million of cash and equivalents on hand as of the end of the second quarter. The amendment to the credit facility can be reviewed in the Form 8-K which was filed today.

ARRIS is a leading provider of innovative broadband local access networks and high-speed data and telephony systems for the delivery of voice, video and data to the home and business. From the network to the subscriber, ARRIS provides complete solutions that add reliability and value. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, manufacturing, distribution, and sales office locations throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.



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Forward-looking statements:

Certain information and statements contained in this press release constitute forward-looking statements with respect to the financial condition, results of operations, and business of ARRIS. Statements that are based on current expectations, estimates, forecasts, and projections about the markets in which the Company operates and management's beliefs and assumptions regarding these markets are forward-looking statements. The Company cautions that any forward-looking statements made are not guarantees of future performance and projected savings from the changes being implemented by the Company are based on preliminary estimates.

     Statements made in this press release, including those related to:

         -        The timing of the retirement of the convertible bonds, and

         - achievement and timing of results based on management's actions are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements, including, among other things:

         -        the timing and amount of cash generated from operations,

         - any unanticipated costs and expenses of redeeming the bonds, and

         - the ability to meet the covenants in the credit agreement, as amended.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies, the impact of competition on product development and pricing, the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments, rights to intellectual property, market trends and the adoption of industry standards, and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

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